Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-163247 and 333-175386 on Form S-3ASR, and in Registration Statement Nos. 33-61093, 333-34433, 333-34435, 333-76140, 333-132738, 333-161888 and 333-166298 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 333-76140 on Form S-8 of our report dated June 27, 2012 relating to the Piedmont Natural Gas Company, Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of Piedmont Natural Gas Company, Inc. for the year ended December 31, 2011.

/s/ McGladrey LLP

Charlotte, North Carolina

June 27, 2012